UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2010

Commission File Number: 000-53462

BUCKINGHAM EXPLORATION INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-054-3851
(IRS Employer Identification Number)

Suite 418-831 Royal Gorge Blvd.
Cañon City, CO 81212, USA
 (Address of principal executive offices)

(604) 737 0203
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On September 20, 2010, the sole director and officer of Buckingham Exploration Inc. (the “Company”) concluded that the Company’s unaudited interim financial statements for the three months ended August 31, 2009, the six months ended November 31, 2009 and the nine months ended February 28, 2010 previously filed by the Company with the Securities and Exchange Commission should no longer be relied upon due to an audit adjustment required to the accounting and disclosure of the settlement of the convertible debentures previously issued by the Company and transfer of assets to one of its debentureholders.  The adjustment required initially came to the attention of the Company’s director during the course of the audit work relating to the Company’s annual financial statements for the year ended May 31, 2010.

On September 24, 2008, the Company entered into secured convertible debenture purchase agreements with three investors pursuant to which it sold three convertible debentures to the investors in the aggregate amount of $500,000 and the Company also granted to them warrants to purchase up to an aggregate of 12,500 shares of its common stock at an exercise price of $40 per share exercisable for a period of 2 years. The debentures accrued interest at a rate of 10% per annum and were convertible into shares of the Company’s common stock at a price of $20 per share. As collateral security, the Company granted the investors a security interest in all the right, title and interest of all of its present and future assets.

On August 27, 2009, the Company entered into a settlement agreement with one of the debentureholders, Regal Uranium Inc. (“Regal”), subsequent to an event of default under the terms of the debentures, to settle the outstanding debenture in the amount of $150,000 plus accrued interest. Under the terms of the settlement agreement, the Company agreed to transfer all of its interest in its wholly-owned subsidiaries, Hyde Park Uranium Inc. and Alpha Beta Uranium Inc., to Regal along with all of its property and equipment and intellectual property rights related to these properties. Regal agreed to pay $50,000 to the Company and had the other two debentures in the aggregate amount of $350,000 assigned to it.

Regal should have been considered a related party as the sole director and officer of the Company was a director of Regal and owned 15% of the outstanding common stock of Regal at the time of the transaction. Accordingly, a gain on discontinued operations from the debenture settlement should have been recorded as a capital transaction in additional paid-in capital. The Company’s unaudited interim financial statements for the three months ended August 31, 2009, the six months ended November 31, 2009 and the nine months ended February 28, 2010 are being restated to reflect this adjustment and disclosure of the related party transaction and corresponding amendments will be made to the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” relating to the debentures in each of these documents.

The Company’s sole director and officer has discussed this matter with the Company’s independent accountants.  The Company will file amended quarterly reports on Form 10-Q/A for the three months ended August 31, 2009, six months ended November 31, 2009 and nine months ended February 28, 2010 to reflect the adjustments and disclosures discussed above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2010		BUCKINGHAM EXPLORATION INC.

	By:	/s/C. Robin Relph
C. Robin Relph
President and Chief Executive Officer

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